Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President, COO & CFO

(434)773-2274

farrarj@amnb.com

AMERICAN NATIONAL BANKSHARES

REPORTS THIRD QUARTER EARNINGS

Danville, VA, October 21, 2021 – American National Bankshares Inc. (NASDAQ: AMNB) (“American National” or the “Company”) today reported third quarter 2021 earnings of $10.2 million, or $0.94 per diluted common share. Those results compare to net income of $10.8 million, or $0.99 per diluted common share recognized for the second quarter of 2021 and $7.2 million, or $0.66 per diluted common share, during the same quarter in the prior year. Earnings for the nine months ended September 30, 2021 were $32.2 million, or $2.95 per diluted common share, compared to $21.3 million, or $1.93 per diluted common share, for the same period of 2020.

President and Chief Executive Officer, Jeffrey V. Haley commented, “American National’s history of top tier financial performance continued during the third quarter, generating profitable growth for our shareholders. Strong organic loan growth was a highlight, with commercial real estate loans growing $82.4 million, or 31.9% annualized, during the quarter as our lending teams had some funding momentum during the period. This growth, in addition to accelerated income from our participation as a lender in the U.S. Small Business Administration’s Paycheck Protection Program (“PPP”), contributed to top line revenue growth during the quarter. Credit metrics remain excellent, and provision expense for the quarter was a result of the strong loan growth during the period. The low interest rate environment and excess liquidity in the financial system continue to present challenges and will be a headwind going into 2022, but we are cautiously optimistic that we can continue to grow our balance sheet and maintain our strong financial performance.”

“We successfully upgraded and added to our digital product offerings during the quarter, which represents a significant step in our digital transformation strategy. We have heard much positive feedback from customers, and believe we will benefit from increased scale and efficiencies in the future.”

Third quarter 2021 highlights include:

●	Net loans held for investment, excluding PPP loans, grew $92.9 million, or 5.1%, during the third quarter compared to $15.4 million, or 0.9%, in the second quarter of this year and $83.0 million, or 4.6%, in the third quarter of the prior year.

●	Earnings produced a return on average tangible common equity (annualized) of 16.01% for the third quarter, compared to 17.30% in the second quarter of 2021 and 12.66% in the third quarter of the prior year (non-GAAP).

●	Average deposits grew 3.4% during the quarter and 13.7% over the third quarter of 2020; the cost of interest-bearing deposits decreased to 0.17% in the third quarter from 0.21% in the second quarter of 2021 and 0.52% in the third quarter of the prior year.

●	Fully taxable equivalent (“FTE”) net interest margin was 3.09% for the third quarter, up from 3.00% in the second quarter of 2021 but down from 3.26% in the third quarter of the prior year (non-GAAP).

●	Noninterest revenues decreased $19 thousand, or 0.4%, when compared to the previous quarter, and increased $831 thousand, or 19.4%, compared to the same quarter in the prior year.

●	Noninterest expense increased $206 thousand, or 1.4%, when compared to the previous quarter, and increased $703 thousand, or 5.0%, when compared to the same quarter in the prior year.

●

The Company recorded a provision for loan losses in the third quarter of 2021 of $482 thousand compared to a negative provision in the second quarter of $1.4 million and a provision expense of $2.6 million in the third quarter in the prior year. Annualized net charge-offs (recoveries) as a percentage of average loans outstanding were (0.01%) for the third and second quarters of 2021 and 0.01% for the third quarter of 2020.

●	Nonperforming assets as a percentage of total assets were 0.06% at September 30, 2021, down from 0.07% at June 30, 2021 and 0.16% at September 30, 2020.

SMALL BUSINESS ADMINISTRATION’s PPP

The Company has processed a total of $364.2 million in PPP loans, with total remaining outstanding net PPP loans of $37.2 million at September 30, 2021, down from $104.1 million at June 30, 2021. These quarter-end balances are net of $66.9 million of loans forgiven in the third quarter of 2021 compared to $80.0 million forgiven in the second quarter. Total PPP fees recognized in net interest income during the third quarter of 2021 were $2.4 million compared to the prior quarter’s $1.8 million. The interest income from the outstanding PPP portfolio generated $169,000 and $369,000, respectively, in the third and second quarters of 2021.

NET INTEREST INCOME

Net interest income for the third quarter of 2021 was $23.1 million, an increase of $1.3 million, or 6.1%, from the prior quarter and an increase of $1.6 million, or 7.4%, from the third quarter of 2020. The FTE net interest margin for the quarter was up to 3.09% from 3.00% in the prior quarter and down from 3.26% in the same period a year ago (non-GAAP). The third quarter of 2021 reflected $600 thousand more in net fees on PPP loans than the second quarter as $66.9 million were forgiven in the third quarter compared to $80.0 million in the second quarter. The increase in net interest income from the same quarter in the prior year was primarily attributable to the PPP program and reduced deposit costs from a significantly lower rate environment.

The Company’s FTE net interest margin includes the impact of acquisition accounting fair value adjustments. During the third quarter of 2021, net accretion related to acquisition accounting amounted to $1.3 million compared to $875 thousand in the prior quarter and $1.6 million for the same period in 2020. Estimated remaining net accretion from acquisitions for the periods indicated is as follows (dollars in thousands):

For the remaining three months of 2021 (estimated)	$395
For the years ending (estimated):
2022	1,278
2023	710
2024	450
2025	324
2026	194
Thereafter	366

ASSET QUALITY

Nonperforming assets (“NPAs”) totaled $2.1 million as of September 30, 2021, down from $2.4 million at June 30, 2021, and down from $4.6 million at September 30, 2020. NPAs as a percentage of total assets were 0.06% at September 30, 2021, compared to 0.07% at June 30, 2021 and 0.16% at September 30, 2020.

The Company recorded a provision of $482 thousand in the third quarter and a negative provision for the second quarter of 2021 of $1.4 million, as compared to a $2.6 million provision for the third quarter in the previous year. The need for provision expense in the third quarter of 2021 was driven by the net loan growth of $92.9 million, excluding PPP loans. The second quarter reflected significant improvement in both national and local economic conditions, ongoing low charge-off and delinquency rates, and overall strong asset quality metrics and resulted in a negative provision. The continued improvement in those factors during the third quarter of 2021 partially offset the provision expense resulting from the loan growth.

The allowance for loan losses was $20.6 million at September 30, 2021, $20.1 million at June 30, 2021 and $21.1 million at September 30, 2020. Annualized net charge-offs (recoveries) as a percentage of average loans outstanding were (0.01%) for the third and second quarters of 2021, compared to 0.01% for the third quarter in the prior year. The allowance as a percentage of loans held for investment was 1.06% at September 30, 2021 compared to 1.05% at June 30, 2021 and 1.01% at September 30, 2020. Excluding PPP loans, the allowance as a percentage of loans was 1.08% at September 30, 2021, 1.11% at June 30, 2021 and 1.16% at September 30, 2020.

NONINTEREST INCOME

Noninterest income decreased $19 thousand, or 0.4%, for the quarter ended September 30, 2021 compared to the second quarter and increased $831 thousand, or 19.4%, from the third quarter in the prior year. The largest fluctuations for the third quarter over the previous quarter were the decreases in other fees and commissions of $211 thousand, or 15.5%, and mortgage banking income of $153 thousand, or 13.4%, offset by decreased losses on premises and equipment of $325 thousand, or 75.2%. The Company recorded losses during the third and second quarters of 2021 of $107 thousand and $432 thousand, respectively, from the sale of buildings acquired in the HomeTown Bankshares Corporation acquisition. Comparing the third quarter of 2021 to the third quarter of 2020, after considering the increased loss on premises and equipment previously noted, the majority of categories of income increased except for mortgage banking income which decreased $41 thousand, or 4.0%, and other income which decreased $2 thousand, or 0.9%.

NONINTEREST EXPENSE

Noninterest expense for the third quarter of 2021 amounted to $14.8 million, up $206 thousand, or 1.4%, when compared to the $14.6 million for the previous quarter and up $703 thousand, or 5.0%, from $14.1 million during the same period in the previous year. The increase from the second quarter and third quarter of 2020 was primarily in the other expense category caused by increased loan related expenses and expense seasonality. The third quarter of 2021’s occupancy expense increase over the third quarter of 2020 quarter is attributable to the additional lease for the Triangle banking office which commenced in 2021.

INCOME TAXES

The effective tax rate for the three months ended September 30, 2021 was 21.1% and 21.0% for the three months ended June 30, 2021. This compares to 20.0% for the third quarter of 2020.

BALANCE SHEET

Total assets at September 30, 2021 were $3.3 billion, an increase of $87.5 million, or 2.7%, from the previous quarter and $385.8 million, or 13.3%, from the third quarter of 2020. The balance sheet at September 30, 2021 remained primarily consistent with the end of the second quarter with continued growth in core deposits deployed in investments, interest bearing cash and loan growth during the period. The growth over the same period a year ago is primarily due to growth in core deposits as well.

At September 30, 2021, loans held for investment (net of deferred fees and costs) were $1.9 billion, an increase of $26.0 million, or 1.4%, from June 30, 2021. The increase, excluding PPP forgiveness of $66.9 million, of loans held for investment was $92.9 million, or 5.1%, from the second quarter, and $89.2 million, or 4.6%, compared to September 30, 2020.

Investment securities available for sale amounted to $643.9 million at September 30, 2021, with growth of $88.5 million, or 15.9%, compared to June 30, 2021, and growth of $285.5 million, or 79.6%, compared to September 30, 2020.

Deposits amounted to $2.9 billion at September 30, 2021, an increase of $92.3 million, or 3.3%, over the previous quarter and $391.4 million, or 15.8%, compared to the end of the third quarter of 2020. The growth over the previous quarter and the same period of 2020 is primarily a result of remaining impacts from federal stimulus efforts, and continued higher than average cash balances being maintained by customers as elevated savings rates and liquidity patterns continue.

The Company continues to be well-capitalized as defined by regulators, with tangible common equity to tangible assets of 8.14% at September 30, 2021 compared to 8.27% at June 30, 2021 and compared to 8.55% at September 30, 2020. The Company’s common equity Tier 1, Tier 1, total, and Tier 1 leverage capital ratios were 12.44%, 13.78%, 14.78% and 9.34%, respectively at September 30, 2021.

ABOUT AMERICAN NATIONAL

American National is a multi-state bank holding company with total assets of approximately $3.3 billion. Headquartered in Danville, Virginia, American National is the parent company of American National Bank and Trust Company. American National Bank is a community bank serving Virginia and North Carolina with 26 banking offices. American National Bank also manages an additional $1.1 billion of trust, investment and brokerage assets in its Wealth Division. Additional information about American National and American National Bank is available on American National's website at www.amnb.com.

NON-GAAP FINANCIAL MEASURES

This release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). American National’s management uses these non-GAAP financial measures in its analysis of American National’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that are infrequent in nature. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of American National’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. For a reconciliation of non-GAAP financial measures, see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

FORWARD-LOOKING STATEMENTS

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. American National intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. American National’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could have a material effect on the operations and future prospects of American National include but are not limited to: (1) the impacts of the ongoing COVID-19 pandemic and the associated efforts to limit the spread of the virus; (2) expected revenue synergies and cost savings from acquisitions and depositions; (3) changes in interest rates, general economic conditions, legislation and regulation, and monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury, Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System; (4) the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows, competition, and demand for financial services in American National’s market areas; (5) the adequacy of the level of the allowance for loan losses, the amount of loan loss provisions required in future periods, and the failure of assumptions underlying the allowance for loan losses; (6) cybersecurity threats or attacks, the implementation of new technologies, and the ability to develop and maintain secure and reliable electronic systems; (7) accounting principles, policies, and guidelines; and (8) other risk factors detailed from time to time in filings made by American National with the Securities and Exchange Commission. American National undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

American National Bankshares Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
Unaudited

	September 30,
ASSETS	2021	2020

Cash and due from banks	$38,349	$35,633
Interest-bearing deposits in other banks	480,052	234,638
Securities available for sale, at fair value	643,949	358,493
Restricted stock, at cost	8,046	8,707
Loans held for sale	9,518	6,789
Loans, net of deferred fees and costs	1,940,332	2,086,094
Less allowance for loan losses	(20,630)	(21,088)
Net Loans	1,919,702	2,065,006
Premises and equipment, net	37,021	39,979
Other real estate owned, net	213	999
Goodwill	85,048	85,048
Core deposit intangibles, net	4,978	6,482
Bank owned life insurance	28,950	28,278
Other assets	33,237	33,252

Total assets	$3,289,063	$2,903,304

Liabilities
Demand deposits -- noninterest-bearing	$980,985	$820,384
Demand deposits -- interest-bearing	524,328	426,043
Money market deposits	733,515	602,392
Savings deposits	254,456	212,070
Time deposits	368,797	409,811
Total deposits	2,862,081	2,470,700
Customer repurchase agreements	26,595	41,906
Long-term borrowings	28,207	35,609
Other liabilities	21,793	23,108
Total liabilities	2,938,676	2,571,323

Shareholders' equity
Preferred stock, $5 par, 2,000,000 shares authorized, none outstanding	—	—
Common stock, $1 par, 20,000,000 shares authorized, 10,778,562 shares outstanding at September 30, 2021 and 10,969,756 shares outstanding at September 30, 2020	10,715	10,919
Capital in excess of par value	148,069	154,495
Retained earnings	193,107	163,855
Accumulated other comprehensive income, net	(1,504)	2,712
Total shareholders' equity	350,387	331,981

Total liabilities and shareholders' equity	$3,289,063	$2,903,304

American National Bankshares Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share data)
Unaudited

	For the Three Months Ended			For the Nine Months Ended
	9/30/21	6/30/21	9/30/20	9/30/21	9/30/20
Interest and Dividend Income:
Interest and fees on loans	$21,974	$21,087	$22,346	$65,334	$65,046
Interest and dividends on securities:
Taxable	1,896	1,769	1,545	5,297	5,228
Tax-exempt	94	96	107	293	330
Dividends	112	117	122	349	382
Other interest income	201	98	59	375	356
Total interest and dividend income	24,277	23,167	24,179	71,648	71,342

Interest Expense:
Interest on deposits	781	922	2,118	2,990	7,908
Interest on short-term borrowings	3	5	42	19	237
Interest on long-term borrowings	400	469	524	1,352	1,523
Total interest expense	1,184	1,396	2,684	4,361	9,668

Net Interest Income	23,093	21,771	21,495	67,287	61,674
(Recovery of) Provision for loan losses	482	(1,352)	2,619	(870)	8,331

Net Interest Income After (Recovery of) Provision for Loan Losses	22,611	23,123	18,876	68,157	53,343

Noninterest Income:
Trust fees	1,311	1,240	1,054	3,757	3,019
Service charges on deposit accounts	664	630	618	1,916	1,880
Other fees and commissions	1,147	1,358	996	3,644	2,888
Mortgage banking income	989	1,142	1,030	3,449	2,472
Securities gains, net	—	—	—	—	814
Brokerage fees	265	250	170	733	553
Income from Small Business Investment Companies	491	591	98	1,510	34
Income from insurance investments	132	141	108	1,062	271
Losses on premises and equipment, net	(107)	(432)	(15)	(588)	(97)
Other	231	222	233	704	788
Total noninterest income	5,123	5,142	4,292	16,187	12,622

Noninterest Expense:
Salaries and employee benefits	8,185	8,178	7,989	23,881	21,540
Occupancy and equipment	1,513	1,502	1,423	4,548	4,116
FDIC assessment	194	226	162	644	433
Bank franchise tax	440	443	426	1,321	1,277
Core deposit intangible amortization	361	371	402	1,113	1,246
Data processing	748	698	705	2,224	2,253
Software	344	338	353	1,011	1,112
Other real estate owned, net	21	10	28	148	34
Other	3,037	2,871	2,652	8,655	7,895
Total noninterest expense	14,843	14,637	14,140	43,545	39,906

Income Before Income Taxes	12,891	13,628	9,028	40,799	26,059
Income Taxes	2,713	2,862	1,801	8,566	4,808
Net Income	$10,178	$10,766	$7,227	$32,233	$21,251

Net Income Per Common Share:
Basic	$0.94	$0.99	$0.66	$2.96	$1.93
Diluted	$0.94	$0.99	$0.66	$2.95	$1.93
Weighted Average Common Shares Outstanding:
Basic	10,833,875	10,919,333	10,966,645	10,907,721	10,983,729
Diluted	10,836,293	10,923,156	10,969,901	10,911,372	10,988,090

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)
	3rd Qtr	2nd Qtr	3rd Qtr	At or for the Nine Months Ended September 30,
	2021	2021	2020	2021	2020
EARNINGS
Interest income	$24,277	$23,167	$24,179	$71,648	$71,342
Interest expense	1,184	1,396	2,684	4,361	9,668
Net interest income	23,093	21,771	21,495	67,287	61,674
(Recovery of) Provision for loan losses	482	(1,352)	2,619	(870)	8,331
Noninterest income	5,123	5,142	4,292	16,187	12,622
Noninterest expense	14,843	14,637	14,140	43,545	39,906
Income taxes	2,713	2,862	1,801	8,566	4,808
Net income	10,178	10,766	7,227	32,233	21,251

PER COMMON SHARE
Net income per share - basic	$0.94	$0.99	$0.66	$2.96	$1.93
Net income per share - diluted	0.94	0.99	0.66	2.95	1.93
Cash dividends paid	0.27	0.27	0.27	0.81	0.81
Book value per share	32.51	31.96	30.26	32.51	30.26
Book value per share - tangible (a)	24.16	23.65	21.92	24.16	21.92
Closing market price	33.04	31.09	20.92	33.04	20.92

FINANCIAL RATIOS
Return on average assets	1.27%	1.38%	1.01%	1.38%	1.05%
Return on average common equity	11.58	12.44	8.76	12.40	8.66
Return on average tangible common equity (a)	16.01	17.30	12.66	17.24	12.60
Average common equity to average assets	10.99	11.10	11.50	11.13	12.09
Tangible common equity to tangible assets (a)	8.14	8.27	8.55	8.14	8.55
Net interest margin, taxable equivalent	3.09	3.00	3.26	3.10	3.32
Efficiency ratio (a)	51.03	52.06	53.00	50.24	52.40
Effective tax rate	21.05	21.00	19.95	21.00	18.45

PERIOD-END BALANCES
Securities	$651,995	$563,479	$367,200	$651,995	$367,200
Loans held for sale	9,518	13,807	6,789	9,518	6,789
Loans, net	1,940,332	1,914,371	2,086,094	1,940,332	2,086,094
Goodwill and other intangibles	90,026	90,387	91,530	90,026	91,530
Assets	3,289,063	3,201,584	2,903,304	3,289,063	2,903,304
Assets - tangible (a)	3,199,037	3,111,197	2,811,774	3,199,037	2,811,774
Deposits	2,862,081	2,769,750	2,470,700	2,862,081	2,470,700
Customer repurchase agreements	26,595	35,440	41,906	26,595	41,906
Long-term borrowings	28,207	28,181	35,609	28,207	35,609
Shareholders' equity	350,387	347,633	331,981	350,387	331,981
Shareholders' equity - tangible (a)	260,361	257,246	240,451	260,361	240,451

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)
	3rd Qtr	2nd Qtr	3rd Qtr	At or for the Nine Months Ended September 30,
	2021	2021	2020	2021	2020
AVERAGE BALANCES
Securities (b)	$569,508	$512,981	$333,778	$514,156	$339,701
Loans held for sale	9,835	15,883	9,943	12,313	5,899
Loans, net	1,913,446	1,947,797	2,092,412	1,956,452	1,990,312
Interest-earning assets	2,989,661	2,909,216	2,648,990	2,905,032	2,483,908
Goodwill and other intangibles	90,257	90,577	91,749	90,600	91,883
Assets	3,199,514	3,118,687	2,870,213	3,115,683	2,706,359
Assets - tangible (a)	3,109,257	3,028,110	2,778,464	3,025,083	2,614,476
Interest-bearing deposits	1,817,595	1,761,203	1,619,960	1,773,354	1,560,204
Deposits	2,768,268	2,677,101	2,434,645	2,676,650	2,277,211
Customer repurchase agreements	29,681	37,591	45,689	36,954	43,649
Other short-term borrowings	—	—	—	—	1
Long-term borrowings	28,192	35,584	35,597	33,111	35,575
Shareholders' equity	351,646	346,210	330,038	346,730	327,231
Shareholders' equity - tangible (a)	261,389	255,633	238,289	256,130	235,348

CAPITAL
Weighted average shares outstanding - basic	10,833,875	10,919,333	10,966,645	10,907,721	10,983,729
Weighted average shares outstanding - diluted	10,836,293	10,923,156	10,969,901	10,911,372	10,988,090

COMMON STOCK REPURCHASE PROGRAM
Total shares of common stock repurchased	100,764	93,212	—	247,999	140,526
Average price paid per share of common stock	$32.87	$34.73	$—	$32.84	$35.44

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$20,097	$21,416	$18,507	$21,403	$13,152
(Recovery of) Provision for loan losses	482	(1,352)	2,619	(870)	8,331
Charge-offs	(19)	(29)	(126)	(70)	(675)
Recoveries	70	62	88	167	280
Ending balance	$20,630	$20,097	$21,088	$20,630	$21,088

LOANS
Construction and land development	$120,193	$133,592	$151,613	$120,193	$151,613
Commercial real estate - owner occupied	404,029	384,095	382,121	404,029	382,121
Commercial real estate - non-owner occupied	713,339	650,862	608,954	713,339	608,954
Residential real estate	280,351	264,680	279,815	280,351	279,815
Home equity	95,317	100,835	111,448	95,317	111,448
Commercial and industrial	320,278	372,759	543,746	320,278	543,746
Consumer	6,825	7,548	8,397	6,825	8,397
Total	$1,940,332	$1,914,371	$2,086,094	$1,940,332	$2,086,094

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)
	3rd Qtr	2nd Qtr	3rd Qtr	At or for the Nine Months Ended September 30,
	2021	2021	2020	2021	2020
NONPERFORMING ASSETS AT PERIOD-END
Nonperforming loans:
90 days past due and accruing	$—	$125	$285	$—	$285
Nonaccrual	1,903	2,057	3,088	1,903	3,088
Other real estate owned and repossessions	213	213	1,210	213	1,210
Nonperforming assets	$2,116	$2,395	$4,583	$2,116	$4,583

ASSET QUALITY RATIOS
Allowance for loan losses to total loans	1.06%	1.05%	1.01%	1.06%	1.01%
Allowance for loan losses to nonperforming loans	1,084.08	921.04	625.20	1,084.08	625.20
Nonperforming assets to total assets	0.06	0.07	0.16	0.06	0.16
Nonperforming loans to total loans	0.10	0.11	0.16	0.10	0.16
Annualized net charge-offs (recoveries) to average loans	(0.01)	(0.01)	0.01	(0.01)	0.03

OTHER DATA
Fiduciary assets at period-end (c) (d)	$697,546	$697,528	$569,095	$697,546	$569,095
Retail brokerage assets at period-end (c) (d)	$406,408	$392,881	$314,809	$406,408	$314,809
Number full-time equivalent employees (e)	345	340	341	345	341
Number of full service offices	26	26	25	26	25
Number of loan production offices	1	1	1	1	1
Number of ATMs	36	36	37	36	37

Notes:

(a) -	This financial measure is not calculated in accordance with GAAP. For a reconciliation of non-GAAP financial measures, see "Reconciliation of Non-GAAP Financial Measures" at the end of this release.
(b) -	Average does not include unrealized gains and losses.
(c) -	Market value.
(d) -	Assets are not owned by American National and are not reflected in the consolidated balance sheet.
(e) -	Average for quarter.

Net Interest Income Analysis
For the Three Months Ended September 30, 2021 and 2020
(Dollars in thousands)
Unaudited

			Interest
	Average Balance		Income/Expense (a)		Yield/Rate

	2021	2020	2021	2020	2021	2020
Loans:
Commercial	$325,692	$544,712	$5,185	$4,495	6.32%	3.28%
Real estate	1,590,858	1,549,078	16,702	17,755	4.20	4.58
Consumer	6,731	8,565	125	144	7.37	6.69
Total loans (b)	1,923,281	2,102,355	22,012	22,394	4.57	4.26

Securities:
U.S. Treasury	53,347	10,541	139	3	1.04	0.11
Federal agencies & GSEs	90,876	61,405	265	287	1.17	1.87
Mortgage-backed & CMOs	335,940	194,585	1,091	942	1.30	1.94
State and municipal	62,883	46,432	320	294	2.04	2.53
Other	26,462	20,815	311	275	4.70	5.28
Total securities	569,508	333,778	2,126	1,801	1.49	2.16

Deposits in other banks	496,872	212,857	201	59	0.16	0.11

Total interest-earning assets	2,989,661	2,648,990	24,339	24,254	3.25	3.66

Non-earning assets	209,853	221,223

Total assets	$3,199,514	$2,870,213

Deposits:
Demand	$481,032	$410,228	38	56	0.03	0.05
Money market	713,846	580,200	166	475	0.09	0.33
Savings	247,536	206,493	6	24	0.01	0.05
Time	375,181	423,039	571	1,563	0.60	1.47
Total deposits	1,817,595	1,619,960	781	2,118	0.17	0.52

Customer repurchase agreements	29,681	45,689	3	42	0.04	0.37
Long-term borrowings	28,192	35,597	400	524	5.68	5.89
Total interest-bearing liabilities	1,875,468	1,701,246	1,184	2,684	0.25	0.63

Noninterest bearing demand deposits	950,673	814,685
Other liabilities	21,727	24,244
Shareholders' equity	351,646	330,038
Total liabilities and shareholders' equity	$3,199,514	$2,870,213

Interest rate spread					3.00%	3.03%
Net interest margin					3.09%	3.26%

Net interest income (taxable equivalent basis)			23,155	21,570
Less: Taxable equivalent adjustment (c)			59	75
Net interest income			$23,096	$21,495

Notes:

(a) -	Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/amortization of deferred loan fees and costs.
(b) -	Nonaccrual loans are included in the average balances.
(c) -	A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

Net Interest Income Analysis
For the Nine Months Ended September 30, 2021 and 2020
(Dollars in thousands)
Unaudited

			Interest
	Average Balance		Income/Expense (a)		Yield/Rate

	2021	2020	2021	2020	2021	2020
Loans:
Commercial	$393,571	$464,094	$15,433	$12,414	5.24%	3.57%
Real estate	1,568,055	1,522,803	49,642	52,319	4.22	4.58
Consumer	7,139	9,314	364	451	6.82	6.47
Total loans (b)	1,968,765	1,996,211	65,439	65,184	4.43	4.36

Securities:
U.S. Treasury	36,969	7,292	265	47	0.96	0.86
Federal agencies & GSEs	99,595	70,604	867	1,147	1.16	2.17
Mortgage-backed & CMOs	292,207	198,528	3,025	3,144	1.38	2.11
State and municipal	61,210	43,345	958	871	2.09	2.68
Other	24,175	19,932	900	812	4.96	5.43
Total securities	514,156	339,701	6,015	6,021	1.56	2.36

Deposits in other banks	422,111	147,996	375	356	0.12	0.32

Total interest-earning assets	2,905,032	2,483,908	71,829	71,561	3.30	3.84

Non-earning assets	210,651	222,451

Total assets	$3,115,683	$2,706,359

Deposits:
Demand	$466,999	$371,155	116	294	0.03	0.11
Money market	700,027	550,063	657	2,254	0.13	0.55
Savings	238,349	192,632	19	101	0.01	0.07
Time	367,979	446,354	2,198	5,259	0.80	1.57
Total deposits	1,773,354	1,560,204	2,990	7,908	0.23	0.68

Customer repurchase agreements	36,954	43,649	19	237	0.07	0.73
Other short-term borrowings	—	1	—	—	-	0.50
Long-term borrowings	33,111	35,575	1,352	1,523	5.44	5.71
Total interest-bearing liabilities	1,843,419	1,639,429	4,361	9,668	0.32	0.79

Noninterest bearing demand deposits	903,296	717,007
Other liabilities	22,238	22,692
Shareholders' equity	346,730	327,231
Total liabilities and shareholders' equity	$3,115,683	$2,706,359

Interest rate spread					2.98%	3.05%
Net interest margin					3.10%	3.32%

Net interest income (taxable equivalent basis)			67,468	61,893
Less: Taxable equivalent adjustment (c)			181	219
Net interest income			$67,287	$61,674

Notes:

(a) -	Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/amortization of deferred loan fees and costs.
(b) -	Nonaccrual loans are included in the average balances.
(c) -	A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

American National Bankshares Inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited

(Dollars in thousands, except per share data)

	3rd Qtr	2nd Qtr	3rd Qtr	At or for the Nine Months Ended September 30,
	2021	2021	2020	2021	2020
EFFICIENCY RATIO
Noninterest expense	$14,843	$14,637	$14,140	$43,545	$39,906
Add/subtract: gain/loss on sale of OREO	—	—	(23)	(111)	12
Subtract: core deposit intangible amortization	(361)	(371)	(402)	(1,113)	(1,246)
	$14,482	$14,266	$13,715	$42,321	$38,672

Net interest income	$23,093	$21,771	$21,495	$67,287	$61,674
Tax equivalent adjustment	59	59	75	181	219
Noninterest income	5,123	5,142	4,292	16,187	12,622
Subtract: gain on securities	—	—	—	—	(814)
Add: loss on fixed assets	107	432	15	588	97
	$28,382	$27,404	$25,877	$84,243	$73,798

Efficiency ratio	51.03%	52.06%	53.00%	50.24%	52.40%

TAX EQUIVALENT NET INTEREST INCOME
Non-GAAP measures:
Interest income - loans	$22,012	$21,121	$22,394	$65,439	$65,184
Interest income - investments and other	2,327	2,105	1,860	6,390	6,377
Interest expense - deposits	(781)	(922)	(2,118)	(2,990)	(7,908)
Interest expense - customer repurchase agreements	(3)	(5)	(42)	(19)	(237)
Interest expense - long-term borrowings	(400)	(469)	(524)	(1,352)	(1,523)
Total net interest income	$23,155	$21,830	$21,570	$67,468	$61,893
Less non-GAAP measures:
Tax benefit on nontaxable interest - loans	(38)	(34)	(48)	(105)	(138)
Tax benefit on nontaxable interest - securities	(24)	(25)	(27)	(76)	(81)
GAAP measures	$23,093	$21,771	$21,495	$67,287	$61,674

RETURN ON AVERAGE TANGIBLE EQUITY
Return on average equity (GAAP basis)	11.58%	12.44%	8.76%	12.40%	8.66%
Impact of excluding average goodwill and other intangibles	4.43	4.86	3.90	4.84	3.94
Return on average tangible equity (non-GAAP)	16.01%	17.30%	12.66%	17.24%	12.60%

TANGIBLE EQUITY TO TANGIBLE ASSETS
Equity to assets ratio (GAAP basis)	10.65%	10.86%	11.43%	10.65%	11.43%
Impact of excluding goodwill and other intangibles	(2.51)	(2.59)	(2.88)	(2.51)	(2.88)
Tangible equity to tangible assets ratio (non-GAAP)	8.14%	8.27%	8.55%	8.14%	8.55%

TANGIBLE BOOK VALUE
Book value per share (GAAP basis)	$32.51	$31.96	$30.26	$32.51	$30.26
Impact of excluding goodwill and other intangibles	(8.35)	(8.31)	(8.34)	(8.35)	(8.34)
Tangible book value per share (non-GAAP)	$24.16	$23.65	$21.92	$24.16	$21.92

ADJUSTED LOAN LOSS ALLOWANCE
Allowance for loan losses	$20,630	$20,097	$21,088	$20,630	$21,088
Credit discount on purchased loans	5,258	6,055	7,896	5,258	7,896
Adjusted loan loss allowance	$25,888	$26,152	$28,984	$25,888	$28,984

Total loans, net	$1,940,332	$1,914,371	$2,086,094	$1,940,332	$2,086,094
Subtract: PPP loans, net	(37,199)	(104,143)	(265,941)	(37,199)	(265,941)
Total loans less PPP loans, net	$1,903,133	$1,810,228	$1,820,153	$1,903,133	$1,820,153

Adjusted loan loss allowance to total loans less PPP loans, net	1.36%	1.44%	1.59%	1.36%	1.59%